Exhibit 99.4

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-QSB

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2007

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from

Commission File No. 000-50814

UNIVERSAL FOG, INC.
(Exact name of small business issuer as specified in its charter)

Delaware	86-0827216
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1808 South 1st Avenue
Phoenix, AZ 85003
(Address of Principal Executive Offices)

602/254-9114
(Issuer’s telephone number)

Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the issuer was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes  No 

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   Yes  No 

Check whether the registrant has filed all documents and reports required to be filed by Sections 12, 13, or 15(d) of the Exchange Act subsequent to the distribution of securities under a plan confirmed by a court.   Yes  No 

State the number of shares outstanding of each of the issuer’s classes of common equity, as of November 9, 2007: 44,694,634 shares of common stock.

UNIVERSAL FOG, INC.

FINANCIAL STATEMENTS

INDEX

Part I-- FINANCIAL INFORMATION

Item 1. Financial Statements

Item 2. Management’s Discussion and Analysis of Financial Condition

Item 3. Control and Procedures

Part II-- OTHER INFORMATION

Item 1. Legal Proceedings

Item 2. Changes in Securities

Item 3. Defaults Upon Senior Securities

Item 4. Submission of Matters to a Vote of Security Holders

Item 5. Other Information

Item 6. Exhibits and Reports on Form 8-K

Signatures and Required Certifications

Item 1. Financial Information

BASIS OF PRESENTATION

The accompanying financial statements are presented in accordance with U.S. generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB and item 310 under subpart A of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary in order to make the financial statements not misleading, have been included. Operating results for the nine months ended September 30, 2007 are not necessarily indicative of results that may be expected for the year ending December 31, 2007. The financial statements are presented on the accrual basis.

UNIVERSAL FOG, INC.

FINANCIAL STATEMENTS

As of September 30, 2007

Page #

Consolidated Balance Sheet	4

Consolidated Statements of Operations	5

Consolidated Statements of Cash Flows	6

Notes to the Consolidated Financial Statements	7 - 16

Universal Fog, Inc.
and Subsidiary
Consolidated Balance Sheet
(Unaudited)

September 30, 2007

Assets

Current Assets:

Cash and cash equivalents	$122,472
Accounts Receivable, net of allowance for doubtful accounts of $20,370	62,962
Inventory	157,568

Total Current Assets	343,002

Property, Plant, and Equipment, net of accumulated depreciation of $136,019	408,342

Patent Rights, net of $6,496 of accumulated amortization	43,722

Total Assets	$795,066

Liabilities and Stockholders’ Equity

Current Liabilities (Note 7)	$0

Total Current Liabilities	0

Stockholders’ Equity:

Common stock, $.0001 par value, 300,000,000 shares authorized, 44,694,634 shares issued and outstanding	4,469
Special Paid in Capital (Note 7)	358,783
Additional Paid in Capital	1,015,845
Accumulated Deficit	(584,031)

Total Stockholders’ Equity	795,066

Total Liabilities and Stockholders’ Equity	$795,066

See Notes to Consolidated Financial Statements.

Universal Fog, Inc.
and Subsidiary
Consolidated Statements of Operations
(Unaudited)

	3 Mos. Ended September 30, 2007	3 Mos. Ended September 30, 2006		9 mos. Ended September 30, 2007	9 mos. Ended September 30, 2006

Sales, net of returns	$224,841		$261,039	$671,477	$744,248

Cost of Sales	112,402		126,089	341,718	364,589

Gross Profit	112,439		134,950	329,759	379,659

Operating Expenses:

General and administrative expenses	67,741		85,427	155,464	244,512

Advertising & Marketing	6,236		2,718	15,421	8,947

Compensation Costs	34,436		53,610	90,889	169,485

Total Operating Expenses	108,413		141,755	261,774	422,944

Income (Loss) from operations	4,026		(6,805)	67,985	(43,285)

Interest Expense	1,935		3,405	11,914	13,329

Income (Loss) before income taxes	2,091		(10,210)	56,071	(56,614)

Provision for Income Taxes	0		0	0	0

Net Income (Loss)	$2,091	$	(10,210)	$56,071	$(56,614)

Weighted Average Shares Outstanding	43,761,300		38,652,300	43,761,300	38,652,300

Earnings (Loss) Per Common Share:
Basic	$0.00		$0.00	$0.00	$0.00

See Notes to Consolidated Financial Statements

UNIVERSAL FOG, INC.
AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 and 2006

	2007	2006

Cash flows from operating activities:

Net cash provided by (used in) operating activities	$112,716	$18,922

Cash flows from investing activities:

Net cash provided by (used in)
investing activities	0	0

Cash flows from financing activities:

Net cash provided by (used in)
financing activities	0	(38,029)

Net increase (decrease) in cash	112,716	(19,107)

Cash at beginning of period	9,756	44,859

Cash at end of period	$122,472	$25,752

See Notes to Consolidated Financial Statements

UNIVERSAL FOG, INC.
AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

Supplemental Cash Flows Disclosures

	2007	2006

Interest paid	$11,914	$13,329

Income taxes paid	$--	$--

Non-Cash Investing and Financing Activities

	2007	2006

Transfer of Liabilities	$358,783

See Notes to Consolidated Financial Statements

UNIVERSAL FOG, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and operations

Universal Fog, Inc. was incorporated in the state of Arizona on July 11, 1996 and was the successor of the business known as Arizona Mist, Inc. which began in 1989. On May 9, 2005, Universal Fog, Inc. entered into a Stock Purchase Agreement and Share Exchange (effecting a reverse merger) with Edmonds 6, Inc. (Edmonds 6) and its name was changed to Universal Fog, Inc. (hereinafter referred to as either UFI or the Company).Edmonds 6 was incorporated on August 19, 2004 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Pursuant to this agreement, Universal Fog, Inc. (which has been in continuous operation since 1996) became a wholly owned subsidiary of Edmonds 6.

The Company began manufacturing systems for outdoor cooling in Arizona and quickly expanded to distribute throughout the United States. As the Company grew, so did the need for more efficient, more effective, and higher quality commercial grade products.

All Universal Fog, Inc. high pressure fog systems are custom designed and manufactured for each specific application. We incorporate three different types of tubing in our systems enabling us to comply with nearly any design requirement. Our low profile 3/8” flexible nylon tubing utilizes our patented SLIP-LOK™ brass fittings allowing extreme versatility and easy installation. The use of 3/8” high-pressure nitrogenized copper is aesthetically very pleasing and enables us to conceal our mist lines behind walls, such as stucco, and meet certain building code requirements. In addition, we also produce systems using 3/8” stainless steel tubing, though copper systems are recommended, providing one of the most extensive product selections in the industry.

The concept is inherent in nature, such as water vapor, clouds, and fog, which manifest due to the earth’s environment. Universal Fog, Inc. high pressure fog systems can create the same environment where and when you want it. Using normal tap water and pressurizing it to 800 PSI with our high-pressure pump modules, we force water through a series of patented brass and stainless steel nozzles creating a micro-fine mist or “fog”. With droplets ranging in size from 4 – 40 microns, the fog flash evaporates, removing unwanted heat in the process. Temperature drops up to 40°F are typical in situations where high heat and low humidity exist.

The concept of fog and its benefits have been in use for over 50 years. While most commonly known for cooling, fog can be used for a variety of applications.

Principles of consolidation and basis of presentation

The accompanying consolidated financial statements included the general accounts of the Company, a Delaware corporation formerly Edmonds 6, Inc. (see above), and its wholly owned Arizona subsidiary, also named Universal Fog, Inc. All material intercompany transactions, accounts and balances have been eliminated in the consolidation.

For financial reporting purposes the reverse merger with Edmonds 6 (see above) has been treated as a recapitalization of UFI with Edmonds 6 being the legal survivor and UFI being the accounting survivor and the operating entity. That is, the historical financial statements prior to May 9, 2005 are those of UFI and its operations, even though they are labeled as those of the Company. Retained earnings of UFI related to its operations, is carried forward after the recapitalization. Operations prior to the recapitalization are those of the accounting survivor, UFI and its predecessor operations, which began July 11, 1996. Earnings per share for the periods prior to the recapitalization are restated to reflect the equivalent number of shares outstanding for the entire period operations were conducted. Upon completion of the reverse merger, the financial statements become those of the operating company, with adjustments to reflect the changes in equity structure and receipt of the assets and liabilities of UFI.

Management estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Goodwill and intangible assets

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after June 15, 2001. Under the new standards, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives.

On May 9, 2005, the Company was assigned the rights to two patents developed by Mr. Bontems, the Company’s controlling stockholder, in exchange for the issuance of 4,000,000 convertible preferred stock shares (Notes 2 and 5). Because this transaction is one between entities under common control, the patent rights are carried on the Company’s general accounts at their historical cost to Mr. Bontems pursuant to SFAS No. 141 and Staff Accounting Bulletin No. 48.

The patents rights are being amortized using the straight-line method over their remaining estimated lives of approximately six and sixteen years. For the nine months ended September 30, 2007 amortization expense related to these patent rights totaled $2,214.  For each of the next five years, management estimates amortization of these patent rights to approximate $3,000.

UNIVERSAL FOG, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

Income/loss per share

Basic income/loss per share amounts are computed by dividing the net income or loss by the weighted average number of common stock shares outstanding. Diluted income/loss per share amounts reflect the maximum dilution that would have resulted from the issuance of common stock through potentially dilutive securities. Other than the convertible preferred stock (Note 2), the Company does not have any convertible securities, outstanding options or warrants that could potentially dilute the earnings of its common stockholders. Diluted loss per share amounts are computed by dividing the net income/loss (the preferred shares do not contain dividend rights) by the weighted average number of common stock shares outstanding plus the assumed issuance of the convertible preferred stock. For the three and nine months ended September 30, 2007 and 2006, basic income/loss per share amounts are based on 43,761,300, and 38,652,300, 43,761,300 and 38,652,300 weighted-average number of common stock shares outstanding, respectively. For the three and nine months ended September 30, 2006, no effect has been given to the assumed conversion of the convertible preferred stock shares as the effect would be antidilutive.

2.          CAPITAL STRUCTURE DISCLOSURES

The Company’s capital structure is complex and consists of a series of convertible preferred stock and a general class of common stock. The Company is authorized to issue 310,000,000 shares of stock with a par value per share of $.0001, 10,000,000 of which have been designated as preferred shares and 300,000,000 of which have been designated as common shares.

Convertible preferred stock

On May 9, 2005, the Company issued 4,000,000 preferred stock shares to its majority common stockholder in exchange for the assignment of two patent rights (Notes 1 and 5). These shares are convertible into the Company’s common stock at the option of the holder any time after one year from the date of issuance. Each share of convertible preferred stock is convertible into one share of common stock. In the event of liquidation, these shares also allow the holder to exchange the shares for the Company’s office and manufacturing facilities (Notes 1 and 5). In addition, the shares will survive and not be affected by any recapitalization, reorganization or reverse stock split.

On September 10, 2007, these preferred stock shares were converted to common and re-issued as follows: 2,061,200 common shares were issued to Sun Xin and 1,938,800 common shares were issued to Tom Bontems.

Common stock

Each common stock share contains one voting right and contains the rights to dividends if and when declared by the Board of Directors.

Stock options, warrants and other rights

As of September 30, 2007, the Company had not adopted any employee stock option plan; however, warrants to purchase 2,000,000 shares of common stock were granted to Brian Hahn as part of the settlement of a lawsuit.

3.            RISKS AND UNCERTAINTIES

The Company operates in a highly specialized industry. The concept is inherent in nature, such as water vapor, clouds and fog, which occur due to the earth’s environment. Universal Fog, Inc.’s high pressure fog systems can create the same environment where and when you want it. Using normal tap water and pressurizing it to 800 PSI with our high-pressure pump modules, we force water through a series of patented brass and stainless steel nozzles creating a micro-fine mist or “fog”. With droplets ranging in size from 4 - 40 microns, the fog flash evaporates, removing unwanted heat in the process. Temperature drops up to 400 Fahrenheit are typical in situations where high heat and low humidity exist.

The concept of fog and its benefits have been in use for over 50 years. While most commonly known for cooling, fog can be used for a variety of applications.

These products are marketed outside the United States, which subjects the Company to foreign currency fluctuation risks.

4.           BORROWINGS

The Company’s borrowings consisted of a mortgage payable and interest bearing advances payable to a stockholder at September 30, 2006(Note 5).  On September 14, 2007 these borrowings were transferred to Universal Fog Systems, Inc.

The mortgage payable was assumed by UFI on January 3, 2005 when the land, office and manufacturing facilities were contributed to UFI as additional paid in capital by our majority stockholder. On March 29, 2006, the Company received approval of a refinancing of this mortgage. The new mortgage had a beginning principal balance of $142,279.34 and bears interest at 8.34% with a balloon payment of $114,323.07 which will be due on May 30, 2011, and has a term of five years and principal and interest will be payable monthly based on a fifteen year amortization. The mortgage is guaranteed by Tom and Steffani Bontems. The Company and the guarantors are required to submit annual tax returns, the Company’s annual audited financial statements, quarterly Company prepared financials and personal financial statements of the guarantors. No financial covenants were required by the Lender. As part of the transaction described in Note 7, the mortgage is being transferred to Universal Fog Systems, Inc.

UNIVERSAL FOG, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(continued)

5.           RELATED PARTY TRANSACTIONS

Stockholders

On January 3, 2005, the Company’s majority stockholder contributed as additional paid in capital the land, office and manufacturing facilities located at 1808 South First Avenue, Phoenix, Arizona to the Company. Because this transaction is one between entities under common control, these facilities were recorded into the Company’s books and records at the stockholder’s historical cost of $401,117. These facilities are security for a note payable (Note 4), which was also transferred to and assumed by the Company.

Additionally, the Company’s majority stockholder entered in to an agreement whereby he assigned certain patent rights to the Company in exchange for 4,000,000 shares of the Company’s convertible preferred stock (Note 2). These patent rights were also recorded at the stockholder’s historical cost of $50,218.

At January 1, 2003, the Company owed a stockholder $153,064 from advances, net of repayments, made in prior years. During the years ended December 31, 2004 and 2003, and the five months ended May 30, 2005 the Company repaid $9,921, $9,437 and 4,282 respectively, of these advances. The advances were unsecured and payable with interest at 5.0% in monthly payments of $1,406 through March 2015. On May 30, 2005, the outstanding advances totaling $129,424 plus expenses of $5,576 were repaid through the issuance of 540,000 common stock shares.

The Company made a private placement to Dennis McKee wherein Mr. McKee purchased 2,000,000 shares of the Company’s common stock for $100,000 or $0.05 per share. $48,500 was tendered at the time of purchase and $12,822 was paid through payment of an outstanding invoice leaving a subscription receivable balance of $38,678. The share certificate was tendered prior to the receipt of the remaining funds. On December 5, 2005, in a negotiated transaction, Mr. McKee tendered 300,000 common stock shares to the Company in exchange for the remaining balance due of the subscription receivable. These shares were recorded as Treasury Stock in the amount of the subscription receivable balance ($38,678). The Company sold the treasury stock in 2006.

6.           LEGAL MATTERS

The Company is subject to legal proceedings that arise in the ordinary course of business.

On January 16, 2005, Brian Hahn, COO, presented a proposed employment contract for Board of Directors approval. The Board, by unanimous vote, declined to approve the contract and part of a cost containment process, terminated Mr. Hahn’s services to the Company. Mr. Hahn filed suit in the Superior Court, Maricopa County, (No. CV2006-002259) alleging a contractual violation and requesting cash damages of $63,453.36 and common stock in the amount of 3,458,295 shares. On March 22, 2007, UFI reached a settlement agreement with Brian Hahn. The settlement agreement provides that Mr. Hahn receive 1,900,000 restricted shares of UFI’s common shares and be awarded warrants to purchase an additional 2,000,000 restricted common shares at $0.125 per share. The cost of the 1,900,000 shares was reflected in the Company’s consolidated statement of operations for the year ended December 31, 2006 by an addition to the accrued loss contingency of $82,398. The shares were valued at $95,000 which is the fair value of the shares reflected by the closing bid price on the Over the Counter Bulletin Board on March 22, 2007.

7.           CHANGE IN CONTROL

As more fully described in the 8-K filed on September 14, 2007, Sun Xin purchased 22,000,545 shares of common stock and 4,000,000 shares of convertible preferred stock owned by Tom Bontems for $500,000. In addition, the 4,000,000 shares of convertible preferred stock were subsequently cancelled and reissued 2,061,200 common shares to Sun Xin and 1,938,800 common shares to Tom Bontems. Simultaneously, under the terms of an asset purchase and sale agreement executed the same day, Universal Fog Systems, Inc. assumed all of the liabilities of Universal Fog, Inc. and these liabilities were removed from the Company’s balance sheet. Subject to the conditions set forth in the asset purchase and sale agreement, a second closing will take place within 90 days, at which time the assets of Universal Fog, Inc. will be transferred to Universal Fog Systems, Inc. Conditions precedents to the second closing include a reverse split of the common stock of Universal Fog, Inc. and the acquisition by Universal Fog, Inc. of Harbin Humankind Biology Technology Co. Limited. Sun Xin acquired 53.8 % of the common stock of Universal Fog, Inc.

The Company has chosen to treat this “Change of Control” as a two-step transaction as of September 30, 2007, and in these financial statements, has accordingly reflected the transfer of liabilities to Universal Fog Systems, Inc. effective as of September 14, 2007. Accordingly, the Company has shown the liabilities section of the balance sheet as zero and reflected the liabilities transferred as “Special Paid in Capital” in the capital section of the balance sheet. The Company’s management believes this is the most informative presentation. Due to time constraints, as of this filing, neither the Securities and Exchange Commission nor the Company’s independent registered public accounting firm have determined if the Company’s presentation is in accordance with generally accepted accounting principles. Should the Company’s presentation be determined at a later date to not be in accordance with generally accepted accounting principles, amended financial statements will be prepared and this filing will be amended.

UNIVERSAL FOG, INC.
AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.           SUBSEQUENT EVENTS

On October 19, 2007, the Board of Directors approved a 1:20 reverse stock split of the Company’s common stock. A written consent was approved by the shareholders owning a majority of the shares, which consent provides that the Company shall have the authority to amend our certificate of incorporation to effect a 1:20 reverse stock split of our common stock. A Preliminary Information Statement was filed with the Commission on October 23, 2007, and is undergoing a review by the staff of the Commission. The authorized common shares will remain at 310,000,000 of which 6,000,000 will remain as authorized preferred shares.

On October 15, 2007, the Company entered in to a Share Exchange Agreement to acquire 100% of the share capital of China Health Industries Holdings Limited which owns 100% of the share capital of Harbin Humankind Biology Technology Co. Limited. Pursuant to the agreement, the Company will acquire one hundred percent (100%) of all of the issued and outstanding share capital from Sun Xin in exchange for 60,000,000 shares of Universal Fog, Inc. common stock.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information set forth below should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included in Part I- Item I of this Quarterly Report and the Company’s Annual Report on Form 10-KSBfor the fiscal year ended December 31, 2006, which contains the audited consolidated financial statements and notes thereto and the Management’s Discussion and Analysis of Financial Condition and Results of Operations for the December 31, 2006 Annual Report.

Some of the statements under “Description of Business,” “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operation,” and elsewhere in this Report and in the Company’s periodic filings with the Securities and Exchange Commission constitute forward-looking statements. These statements involve known and unknown risks, significant uncertainties and other factors what may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward- looking statements. Such factors include, among other things, those listed under “Risk Factors” and elsewhere in this Report.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “intends,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that the Company will obtain or have access to adequate financing for each successive phase of its growth, that there will be no material adverse competitive or technological change in condition of the Company’s business, that the Company’s President and other significant employees will remain employed as such by the Company, and that there will be no material adverse change in the Company’s operations, business or governmental regulation affecting the Company. The foregoing assumptions are based on judgments with respect to, among other things, further economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control.

Although management believes that the expectations reflected in the forward-looking statements are reasonable, management cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither management nor any other persons assumes responsibility for the accuracy and completeness of such statements.

Plan of Operation

Universal Fog, Inc. was incorporated in the State of Arizona on July 11, 1996 and was the successor of the business known as Arizona Mist, Inc. which began in 1989. On May 9, 2005, Universal Fog, Inc. entered into a Stock Purchase Agreement and Share Exchange (effecting a reverse merger) with Edmonds 6, Inc. (Edmonds 6) and its name was changed to Universal Fog, Inc. (hereinafter referred to as either UFI or the Company). Edmonds 6 was incorporated on August 19, 2004 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Pursuant to this agreement, Universal Fog, Inc. (which has been in continuous operation since 1996) became a wholly owned subsidiary of Edmonds 6.

The Company began manufacturing systems for outdoor cooling in Arizona and quickly expanded to distribute throughout the United States. As the Company grew, so did the need for more efficient, more effective, and higher quality commercial grade products.

All Universal Fog high pressure fog systems are custom designed and manufactured for each specific application. We incorporate three different types of tubing in our systems enabling us to comply with nearly any design requirement. Our low profile 3/8” flexible nylon tubing utilizes our patented SLIP-LOK™ brass fittings allowing extreme versatility and easy installation.

The use of 3/8”high-pressure nitrogenized copper is aesthetically very pleasing and enables us to conceal our mist lines behind walls, such as stucco, and meet certain building code requirements. In addition, we also produce systems using 3/8”stainless steel tubing, though copper systems are recommended, providing one of the most extensive product selections in the industry.

The concept is inherent in nature, such as water vapor, clouds, and fog, which manifest due to the earth’s environment. Universal Fog high pressure fog systems can create the same environment where and when you want it. Using normal tap water and pressurizing it to 800 PSI with our high-pressure pump modules, we force water through a series of patented brass and stainless steel nozzles creating a micro-fine mist or “fog”. With droplets ranging in size from 4 – 40 microns, the fog flash evaporates, removing unwanted heat in the process. Temperature drops up to 40°F are typical in situations where high heat and low humidity exist.

The concept of fog and its benefits have been in use for over 50 years. While most commonly known for cooling, fog can be used for a variety of applications.

The Company is currently investigating new sources of supply and is concentrating on controlling costs to enhance its profitability. The Company is fully staffed with highly qualified individuals to fulfill the current and increased demand for product. As a result of this staffing, the Company has increased its sales and production capabilities and believes the Company is well positioned to experience new growth. The Company believes there will not be any significant increase in selling, general and administrative expenses as it implements its business plan.

Critical Accounting Policies

Financial Reporting Release No. 60, which was released by the Securities and Exchange Commission (the “SEC”), encourages all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. The Company’s consolidated financial statements include a summary of the significant accounting policies and methods used in the preparation of the consolidated financial statements. Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

Use of Estimates — Management’s discussion and analysis or plan of operation is based upon the Company’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates these estimates, including those related to allowances for doubtful accounts receivable and long-lived assets. Management bases these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management must determine at what point in the sales process to recognize revenue. We recognize revenue when title passes to the purchaser or when installation is complete and the customer is invoiced. Early or improper revenue recognition can affect the financial statements. We have established credit policies which, we believe will eliminate or substantially lower our uncollectible accounts receivable; however, management must make judgments regarding when and if to classify a receivable as uncollectible and this may affect the financial statements. The timing of purchase and the depreciation policies for property and equipment may affect the financial statements. Advertising costs can be deferred or may not be properly allocated to the proper accounting period and this can affect the financial statements.

We review the carrying value of property and equipment for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Effective January 1, 2006, we adopted the provisions of SFAS No. 123(R), “Share-Based Payment,” under the modified prospective method. SFAS No. 123(R) eliminates accounting for share-based compensation transactions using the intrinsic value method prescribed under APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and requires instead that such transactions be accounted for using a fair-value-based method. Under the modified prospective method, we are required to recognize compensation cost for share-based payments to employees based on their grant-date fair value from the beginning of the fiscal period in which the recognition provisions are first applied. During the 9 months ended September 30, 2007, we have not issued shares for services.

For periods prior to adoption, the financial statements are unchanged, and the pro forma disclosures previously required by SFAS No. 123, as amended by SFAS No. 148, will continue to be required under SFAS No. 123(R) to the extent those amounts differ from those in the Statement of Operations.

Results of Operations

Comparison of the Three-Month Periods Ended September 30, 2007 and 2006

Revenues. The Company’s revenues are derived from the assembly of components used in misting systems and installations of these systems in commercial and residential applications and through the sales to distributors in various states and foreign countries.

Revenues for the three-month period ended September 30, 2007 were $224,841 compared to $261,039 for the three-month period ended September 30, 2006.  The decrease was the result of on-going negotiations by the CEO to sell the Company which detracted from the day to day operations.

Cost of Sales. The Company’s cost of sales consists of materials used in misting systems and labor for the assembly of components and in the local area; labor for installation.

Cost of sales for the three-month period ended September 30, 2007 were $112,402 compared to $126,089 for the three-month period ended September 30, 2006. The decrease is due to the decrease in gross revenues.

Operating Expenses. Operating expenses for the three-month period ended September 30, 2006 were $108,413 compared to $141,755 for the three-month period ended September 30, 2006.  The decrease is due to cost cutting efforts by management. Selling and marketing expenses increased to $6,236 during these three months in 2007 as compared to $2,718 for the same three months in 2006 replenishing supplies of marketing materials. General and Administrative expenses decreased from $85,427 in the three-month period ended September 30, 2006 to $67,741 in the same period in 2007. This decrease was due to cost cutting efforts by management. Compensation expense decreased for the three-month period ended September 30, 2007 to $34,436 from $53,610in the period ended September 30, 2006 due to the elimination of one administrative employee.

Depreciation and Amortization. Depreciation and amortization are included in General and Administrative expenses. For the three-month period ended September 30, 2007; these costs were $4,873, compared to $5,598 for the three-month period ended September 30, 2006. The decrease is due to the sale of equipment in the fourth quarter of 2006

Comparison of the Nine-Month Periods Ended September 30, 2007 and 2006

Revenues. Revenues for the nine-month period ended September 30, 2007 were $671,477 compared to $744,248 for the same period ended September 30, 2006. The decrease in revenues in 2007 was due a decrease in revenues in the third quarter.

Cost of Sales. Cost of sales for the nine-month period ended September 30, 2006 were $341,718, compared to $364,589 for the nine-month period ended September 30, 2006. This decrease is the result of lower revenues compared to the corresponding nine-month period in 2006.

Operating Expenses. Operating expenses for the nine-month period ended September 30, 2007 were $261,774, compared to $422,944 for the nine-month period ended September 30, 2006 due to cost cutting efforts by management and lower gross revenues. Selling and marketing expenses increased to $15,421 during these nine months in 2007 from $8,947 for the same nine months in 2006 due to replenishment of promotional materials. Compensation decreased from $169,485 in the nine-month period of 2006 to $90,889 in the same nine-month period in 2006 due to the elimination of administrative personnel. General and Administrative expenses decreased from $244,512 in the nine-month period ended September 30, 2005 to $155,464 in the same period of 2006. This decrease was due additional cost containment efforts by management.

Depreciation and Amortization. Depreciation and amortization are included in General and Administrative expenses. For the nine-month period ended September 30, 2006; these costs were $12,658, compared to $14,619 for the nine-month period ended September 30, 2007.

Liquidity and Capital Resources

We funded our cash requirements for the nine-month period ended September 30, 2007 through operations. During the nine months ended September 30, 2007 our cash flow from operations was $112,716 as compared to $18,922 in the corresponding period in 2006. The Company does not have any material commitments for capital expenditures as of the date of this report. Management believes sufficient cash flow from operations and the sale of additional common stock will be available during the next twelve months to satisfy its short-term obligations. Management is continuing to seek additional equity capital to fund its various activities and as part of a capital procurement plan, filed a form SB2 registration statement with the SEC on October 5, 2005 to sell 4,000,000 shares of its stock to the public. The filing was declared effective on November 6, 2006 and will expire on June 30, 2007. A Post Effective Amendment was filed prior to June 30 2007 and declared effective on July 13, 2007, which extended the expiration date until June 30, 2008. On September 28, 2007, the Company filed a withdrawal of the 4,000,000 share offering. Management has also eliminated or reduced unnecessary costs.

Cash increased by $112,716 during the nine-month period ended September 30, 2007. Over the same period in 2006, cash decreased by $19,107. During the nine-month period ended September 30, 2007, our operating expenses were decreased due to cost cutting efforts by management.

We are currently incurring cash expenses in the amount of approximately $47,000 per month for all operations, of which fixed costs account for approximately $24,000. We anticipate cash expenditures of approximately $140,000 for the quarter ended December 31, 2007. We believe our current liquidity and capital resources are sufficient to support our ongoing business operations.

UFI has an operating gain for the nine-month period ending September 30, 2007 of $56,071 compared to an operating loss of $56,614 in the nine-month period ended September 30, 2006. This gain was primarily the result of cost containment efforts.

Related Party Transactions

On January 3, 2005, the Company’s majority stockholder contributed as additional paid in capital the land, office and manufacturing facilities located at 1808 South First Avenue, Phoenix, Arizona to the Company. Because this transaction is one between entities under common control, these facilities were recorded into the Company’s books and records at the stockholder’s historical cost of $401,117. These facilities are security for a note payable of $147,570, which was also transferred to and assumed by the Company. The net amount of $253,547 was recorded in the Company’s books as additional paid in capital.

Additionally, the Company’s majority stockholder entered in to an agreement whereby he assigned certain patent rights to the Company in exchange for 4,000,000 shares of the Company’s convertible preferred stock (Note 2). These patent rights were also recorded at the stockholder’s historical cost of $50,218.

At January 1, 2003, the Company owed a stockholder $153,064 from advances, net of repayments, made in prior years. During the five months ended September 30, 2005 and each of the years ended December 31, 2004 and 2003, the Company repaid $4,282, $9,921 and $9,437, respectively, of these advances. The advances were unsecured and payable with interest at 5.0% in monthly payments of $1,406 through March 2015. On May 30, 2005, the outstanding advances totaling $129,424 plus expenses of $5,576 were repaid through the issuance of 540,000 common stock shares.
In May of 2005, the Company made a private placement of 2,000,000 shares of its restricted common stock to a beneficial stockholder at $0.05 per share. On December 5, 2005, Dennis McKee (a beneficial stockholder) returned 300,000 shares to the Company. The Company resold the 300,000 shares of Treasury Stock as follows: 52,000 shares of treasury stock were sold for $13,000 on December 29, 2005 and 40,000 shares of treasury stock were sold on January 9, 2006 for $10,000. In addition the remaining 208,000 shares of treasury stock were sold on March 31, 2006 for $18,678. The aggregate price received for all of the treasury stock was $41,678.

Item 3. Controls and Procedures

(a)	Evaluation of disclosure controls and procedures.

Our Chief Executive Officer and Chief Financial Officer (collectively the “Certifying Officers”) maintain a system of disclosure controls and procedures that is designed to provide reasonable assurance that information, which is required to be disclosed, is accumulated and communicated to management timely. Under the supervision and with the participation of management, the Certifying Officers evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule [13a-14(c)/15d-14(c)] under the Exchange Act) within 90 days prior to the filing date of this report. Based upon that evaluation, the Certifying Officers concluded that our disclosure controls and procedures are effective in timely alerting them to material information relative to our company required to be disclosed in our periodic filings with the SEC. The Certifying Officers concluded that our disclosure controls and procedures are also effective to ensure that information required to be disclosed by the Company in reports that it files under the Exchange act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

(b)	Changes in internal controls.

None.

PART II - OTHER INFORMATION

Item 1.    Legal Proceedings

The Company is currently not a party to any pending legal proceedings other than as described below, and no such action by, or to the best of its knowledge, against the Company has been threatened.

On January 16, 2005, Brian Hahn, COO, presented a proposed employment contract for Board of Directors approval. The Board, by unanimous vote, declined to approve the contract and part of a cost containment process, terminated Mr. Hahn’s services to the Company. Mr. Hahn filed suit in the Superior Court, Maricopa County, (No. CV2006-002259) alleging a contractual violation and requesting cash damages of $63,453.36 and common stock in the amount of 3,458,295 shares. On March 22, 2007, UFI reached a settlement agreement with Brian Hahn. The settlement agreement provides that Mr. Hahn receive 1,900,000 restricted shares of UFI’s common shares and be awarded warrants to purchase an addition 2,000,000 restricted common shares at $0.125 per share. The cost of the 1,900,000 shares was reflected in the Company’s consolidated statement of operations for the year ended December 31, 2006 by an addition to the accrued loss contingency of $82,398. The shares were valued at $95,000 which is the fair value of the shares reflected by the closing bid price on the Over the Counter Bulletin Board on March 22, 2007.

Item 2.   Changes in Securities

On September 10, 2007 the 4,000,000 shares of preferred stock were converted to common shares and re-issued as follows: 2,061,200 to Sun Xin and 1,938,800 to Tom Bontems. The shares issued to Sun Xin were issued in reliance on the exemption from registration provided by Regulation S under the Securities Act, and the shares issued to Tom Bontems were issued in reliance on the exemption from registration provided by Section 4(2) under the Securities Act.

Item 3.    Defaults Upon Senior Securities

None.

Item 4.    Submission of Matters to a Vote of Security Holders

No matter was submitted during the quarter ending September 30, 2007, covered by this report to a vote of the Company’s shareholders, through the solicitation of proxies or otherwise.

Item 5.    Other Information

As more fully described in the 8-K filed on September 14, 2007, Sun Xin purchased 22,000,545 shares of common stock and 4,000,000 shares of convertible preferred stock owned by Tom Bontems for $500,000. In addition, the 4,000,000 shares of convertible preferred stock were subsequently cancelled and re-issued as 2,061,200 common shares to Sun Xin and 1,938.800 common shares to Tom Bontems. Simultaneously, under the terms of an asset purchase and sale agreement executed the same day, Universal Fog Systems, Inc. assumed all of the liabilities of Universal Fog, Inc. and these liabilities were removed from the Company’s balance sheet. Subject to the conditions set forth in the asset purchase and sale agreement a second closing will take place within 90 days, at which time the assets of Universal Fog, Inc. will be transferred to Universal Fog Systems, Inc. Conditions precedents to the second closing include a reverse split of the common stock of Universal Fog, Inc. and the acquisition by Universal Fog, Inc. of Harbin Humankind Biology Technology Co. Limited. Sun Xin acquired 53.8 % of the common stock of Universal Fog, Inc.

On October 19, 2007, the Board of Directors approved a 1:20 reverse stock split of the Company’s common stock. A written consent was approved by the shareholders owning a majority of the shares, which consent provides that the Company shall have the authority to amend our certificate of incorporation to effect a 1:20 reverse stock split of our common stock. A Preliminary Information Statement was filed with the Commission on October 23, 2007, and is undergoing a review by the staff of the Commission. The authorized common shares will remain at 310,000,000 of which 6,000,000 will remain as authorized preferred shares.

On October 15, 2007, the Company entered in to a Share Exchange Agreement to acquire 100% of the share capital of China Health Industries Holdings Limited which owns 100% of the share capital of Harbin Humankind Biology Technology Co. Limited. Pursuant to the agreement, the Company will acquire one hundred percent (100%) of all of the issued and outstanding share capital from Sun Xin in exchange for 60,000,000 shares of Universal Fog, Inc.
common stock.

Item 6.    Exhibits and Reports of Form 8-K

(a)   Exhibits

31.1 Certification pursuant to Section 302 of Sarbanes Oxley Act of 2002

32.1 Certification pursuant to Section 906 of Sarbanes Oxley Act of 2002

(b)   Reports of Form 8-K

September 14, 2007 Change in Control of Registrant
October 24, 2007 Entry into a Material Definitive Agreement

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

Universal Fog, Inc.
Registrant

Date: November 19, 2007	By: /s/ Tom Bontems
Tom Bontems
Chief Executive Officer

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

I, Tom Bontems, certify that:

1.	I have reviewed this Quarterly Report on Form 10-QSB of Universal Fog, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods present in this report;

4.
The small business issuer’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13-a-15(f) and 15d-15(f)) for the small business issuer and have:

a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principals;

c)
Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)
Disclosed in this report any change in the small business issuer’s internal control over financing reporting that occurred during the small business issuer’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.
The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involved management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Dated: November 19, 2007

/s/ Tom Bontems Tom Bontems Chief Executive Officer and Principal Accounting Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report On Form 10-QSB of Universal Fog Inc. for the Quarter Ended September 30, 2007, I, Tom Bontems, Chief Executive Officer and Principal Accounting Officer of Universal Fog Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-QSB for the period ended September 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ended September 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of Universal Fog Inc.

By:	/s/ Tom Bontems Tom Bontems Chief Executive Officer and Principal Accounting Officer

Dated:       November 19, 2007